Exhibit 99.2

Broadcom Limited Announces $0.49 Interim Dividend

SAN JOSE, Calif., and SINGAPORE – March 3, 2016 – Broadcom Limited (Nasdaq: AVGO), a leading semiconductor device supplier to the wired, wireless, enterprise storage, and industrial end markets, today announced that its Board of Directors has approved a quarterly, interim cash dividend of $0.49 per ordinary share.

The dividend is payable on March 31, 2016 to shareholders of record at the close of business (5:00 p.m.) Eastern Time on March 18, 2016.

About Broadcom Limited

Broadcom Limited (NASDAQ: AVGO) is a leading designer, developer and global supplier of a broad range of analog and digital semiconductor connectivity solutions. Broadcom Limited’s extensive product portfolio serves four primary end markets: wired infrastructure, wireless communications, enterprise storage and industrial & other. Applications for our products in these end markets include: data center networking, home connectivity, broadband access, telecommunications equipment, smartphones and base stations, data center servers and storage, factory automation, power generation and alternative energy systems, and displays.

Contact:

Broadcom Limited

Ashish Saran

Investor Relations

+1 408 433 8000

investor.relations@broadcom.com